EXHIBIT 99.1

Chemung Financial Corporation Stock to be Listed on NASDAQ Global Market

ELMIRA, N.Y., Nov. 14, 2012 (GLOBE NEWSWIRE) -- Chemung Financial Corporation (OTCBB:CHMG), parent company of Chemung Canal Trust Company, today announced that shares of its common stock will begin trading on NASDAQ Global Market effective with the opening of trading on Friday, November 16, 2012. Chemung Financial will continue to use its current ticker symbol: CHMG.

"Our listing on NASDAQ is a significant event in the 179 year history of our company," said Ronald M. Bentley, President & CEO of Chemung Financial Corporation. "We believe the move to NASDAQ should improve liquidity in our shares for our current and future shareholders. Shareholders should benefit from a more efficient trading platform and we would expect our listing to enhance our visibility among the investment community," Bentley added. "Listing our company on a national stock exchange is another important step in our strategic plan to position our Company for the future," he added.

Chemung Financial Corporation, headquartered in Elmira, New York, was incorporated in 1985 as the holding company for Chemung Canal Trust Company, a full service community bank with full trust powers. Established in 1833, Chemung Canal Trust Company is the oldest active independent bank in New York State. Chemung Financial Corporation is also the parent of CFS Group, Inc., a financial services subsidiary offering non-traditional services including mutual funds, annuities, brokerage services, tax preparation services and insurance. CFS Group, Inc. was founded in 2001.

This press release may also be found at www.chemungcanal.com

This press release may include forward-looking statements with respect to revenue sources, growth, market risk, corporate objectives and possible losses due to asset quality. These statements constitute "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Chemung Financial Corporation assumes no duty, and specifically disclaims any obligation to update forward-looking statements, whether as a result of new information, future events or otherwise, and cautions that these statements are subject to risks and uncertainties that could cause the Corporation's actual operating results to differ materially.

CONTACT: Mark A. Severson
         Treasurer and Chief Financial Officer
         (607) 737-3714